                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 25, 2003

                         NESS ENERGY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           Washington                     000-10301                 91-1067265
 (State or other jurisdiction of    (Commission File Number)      (I.R.S. Employer
  incorporation or organization)                                 Identification No.)

      4201 East Interstate 20, Willow Park, Texas          76087
       (Address of principal executive offices)         (Zip Code)

          Registrant's telephone number, including area code: 817-341-1477

              (Former name, former address and former fiscal year,
                          if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

On April 25, 2003, our company, Ness Energy International, Inc., by agreement reached with Hesed Energy International, Inc., a Texas corporation ("Hesed"), effected a closing whereby we acquired Hesed utilizing our stock to buy Hesed.
Subject to audit, the assets of Hesed include cash on hand of about $1,000, transportation equipment of about $10,000, land and buildings located in Willow
Park, Texas where the current corporate offices of our company are located, and documentation and research on oil and gas exploration. We established the acquisition in the form of a stock for stock exchange, exchanging shares from our company for shares in Hesed. For a certificate of a total of 10,460,488 shares of our stock delivered to Hesed in the name of Hesed Energy
International, Inc., we supplied consideration for an agreement to obtain from
Hesed the issued and outstanding stock, along with ownership and control, of
Hesed. We believe Hesed will supply the ownership from utilizing the shares given to Hesed in an exchange with it's own shareholders stock, with the majority shareholder of Hesed being Mr. Hayseed Stephens, President of our company. Hesed is in the process of supplying us with the shares due from Hesed along with audited financial statements. The manner of determination of the price to pay for Hesed was the determination of the Board of Directors of our company with the advice and counsel of consultants taking into consideration our stock, the assets of Hesed, our position to not pay cash but utilize shares of stock of our company, and the opinions of our Directors as to the matter. Our
President, Mr. Hayseed Stephens, who is both the President and majority shareholder of Hesed, abstained from the Board discussions and voting. The business of Hesed is oil and gas exploration and any physical assets that will pass over, due to the transaction, will be retained and utilized for such purposes.

On April 25, 2003, our company, Ness Energy International, Inc., by agreement reached with Ness of Texas International, Inc., a Texas corporation
("TexasNess"), effected a closing whereby we acquired TexasNess utilizing our stock to buy TexasNess. Subject to audit, the assets of the TexasNess include a receivable of approximately $617,000 from Hesed, cash on hand of about $1,000 and documentation and research on oil and gas exploration. We established the acquisition in the form of a stock for stock exchange, exchanging shares from our company for shares in TexasNess. For a certificate of a total of 3,841,200 shares of our stock delivered to TexasNess in the name of Ness of Texas
International, Inc., we supplied consideration for an agreement to obtain from
TexasNess the issued and outstanding stock, along with ownership and control, of
TexasNess. We believe TexasNess will obtain these shares to supply the ownership utilizing the shares given to TexasNess in an exchange with it's own shareholders, with the majority shareholder of TexasNess being Mr. Hayseed
Stephens, President of our company. TexasNess is in the process of supplying us with the shares due from TexasNess along with audited financial statements. The manner of determination of the price to pay for TexasNess was the determination of the Board of Directors of our company with the advice and counsel of consultants taking into consideration our stock, the assets of TexasNess, our position to not pay cash but utilize shares of stock of our company, and the opinions of our Directors as to the matter. Our President, Mr. Hayseed Stephens, who is both the President and majority shareholder of TexasNess, abstained from the Board discussions and voting. The business of TexasNess is oil and gas exploration and any physical assets that will pass over, due to the transaction, will be retained and utilized for such purposes.

Item 7.  Financial Statements and Exhibits.

       Exhibit

       2.1 Agreement re: Hesed Energy International, Inc.
       2.2 Agreement re: Ness of Texas International, Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

       NESS ENERGY INTERNATIONAL, INC.
       (Registrant)

       By: /s/ Hayseed Stephens
               Hayseed Stephens, President
       (Principal Executive Officer)

       Date: 5/12/03